Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Service Providers,” “Appendix A – Representations and Warranties,” and “Appendix G – Financial Highlights” in the Proxy Statement for Flexible Strategies Fund (formerly, The Long Short Interest Rate Strategy Fund) (a series of Rydex Series Funds) and Prospectus for Macro Opportunities Fund (a series of Security Income Fund) included in this Registration Statement (Form N-14) of Security Income Fund, and the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Rydex Series Funds’ Statement of Additional Information dated August 1, 2012, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated May 24, 2012 on the financial statements and financial highlights of the Flexible Strategies Fund (formerly, the Long Short Interest Rate Strategy Fund) included in the 2012 Annual Report to shareholders.

/S/ Ernst & Young LLP

McLean, Virginia

October 11, 2012